SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2012

Alterola Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alterola Biotech Inc. 340 S Lemon Ave # 4041 Walnut, California	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-584 5853

228 Hamilton Avenue, 3rd Floor Palo Alto, California, 94301 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 13, 2012, the board of directors appointed Rene Lauritsen to our board of directors. In addition, the board appointed Rene Lauritsen as President, Chief Executive Officer, Chief Financial Officer and Secretary.

Following these appointments, the board accepted the resignation of Tobias Hedstrom as our former officer and director. There was no known disagreement with Tobias Hedstrom regarding our operations, policies, or practices.

Rene Lauritsen is our newly appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Director.

Rene Lauritsen holds degrees in business administration from Aarhus Business School and IT-administration from Niels Brock Copenhagen Business School and since graduation he has spent 15 years owning, running and working as an independent business consultant at Capital Nordic Limited. Mr Lauritsen area of expertise is working in the information technology field and he has spent this time focusing on helping early and mid-stage companies meet their objectives.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with Rene Lauritsen. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ Rene Lauritsen

Rene Lauritsen

President and Chief Executive Officer

Date: July 12, 2013

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